NEWS RELEASE
https://ir.homestreet.com/news-events/news/default.aspx
HomeStreet Schedules Fourth Quarter 2024 Analyst Earnings Call for
Tuesday, January 28, 2025

SEATTLE, WA - January 13, 2025 - HomeStreet, Inc. (Nasdaq:HMST), the parent company of HomeStreet Bank, will conduct its quarterly analyst earnings conference call on Tuesday, January 28, 2025 at 1:00 p.m. ET. Mark K. Mason, Chairman, President and CEO, and John M. Michel, Executive Vice President and CFO, will discuss fourth quarter 2024 results and provide an update on recent events. A question and answer session for analysts will follow the presentation. Shareholders, analysts and other interested parties may register for the call at
https://www.netroadshow.com/events/login?show=0dc16a05&confId=76173 or join the call by dialing directly at 1-833-470-1428 shortly before 1:00 p.m. ET using Access Code 651499.

A rebroadcast will be available approximately one hour after the conference call by dialing 1-866-813-9403 and entering passcode 729493.

The information to be discussed in the conference call will be available on the company's web site after market close on Monday, January 27, 2025.

About HomeStreet, Inc.
HomeStreet, Inc. (Nasdaq:HMST) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii. The Company is principally engaged in real estate lending, including mortgage banking activities, and commercial and consumer banking. Its principal subsidiary is HomeStreet Bank. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com. HomeStreet Bank is a member of the FDIC and an Equal Housing Lender.

Investor contact:
John Michel, Executive Vice President, Chief Financial Officer
john.michel@homestreet.com
206-515-2291

Media contact:
Misty Ford
misty.ford@homestreet.com
206-876-5506